Exhibit 10.5

AMENDMENT NO. 2
TO PRICING SIDE LETTER

Amendment No. 2, dated as of February 21, 2013 (this “Amendment”), among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the “Buyer”), EXCEL MORTGAGE SERVICING, INC. (the “Seller”), INTEGRATED REAL ESTATE SERVICE CORP. and IMPAC MORTGAGE HOLDINGS, INC. (the “Guarantors”).

RECITALS

The Buyer, the Seller and the Guarantors are parties to that certain Master Repurchase Agreement, dated as of September 21, 2012 and the related Pricing Side Letter, dated as of September 21, 2012, as amended by Amendment No. 1, dated as of November 19, 2012 (the “Existing Pricing Side Letter”; and as further amended by this Amendment, the “Pricing Side Letter”).  The Guarantors are parties to that certain Guaranty (the “Guaranty”), dated as of September 21, 2012, as the same may be further amended from time to time.  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Pricing Side Letter.

The Buyer, the Seller and the Guarantors have agreed, subject to the terms and conditions of this Amendment, that the Existing Pricing Side Letter be amended to reflect certain agreed upon revisions to the terms of the Existing Pricing Side Letter.  As a condition precedent to amending the Existing Pricing Side Letter, the Buyer has required the Guarantors to ratify and affirm the Guaranty on the date hereof.

Accordingly, the Buyer, the Seller and the Guarantors hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Pricing Side Letter is hereby amended as follows:

1.1                               Definitions.  Section 1 of the Existing Pricing Side Letter is hereby amended by:

(a)                                 Adding the following definitions in their proper alphabetical order:

“Conforming Tier 1 High LTV Loan” means a Conforming Mortgage Loan with an LTV of 105% or higher but not to exceed 125%.

“Conforming Tier 2 High LTV Loan” means a Conforming Mortgage Loan with an LTV of 125% or higher but not to exceed 150%.

“Encumbered Mortgage Servicing Rights Equity” means that portion of the MSR Valuation of the Encumbered Mortgage Servicing Rights that exceeds the Indebtedness encumbering such mortgage servicing rights.

(b)                                 deleting the definitions of “Adjusted Tangible Net Worth,” “Asset Value,” “Conforming High LTV Loan” and “Maximum Aggregate Purchase Price” in its entirety and replacing them with the following:

“Adjusted Tangible Net Worth” means, for any Person, Net Worth of such Person plus Subordinated Debt (provided that Subordinated Debt shall not be taken into account to the extent that it would cause Adjusted Tangible Net Worth to be comprised of greater than 25% Subordinated Debt), minus (a) Restricted Cash (other than any portion of Restricted Cash that has a corresponding offsetting current liability); (b) 25% of investment securities; (c) 50% of all mortgage loans held for investment; (d) 50% of real estate owned property; (e) 25% of the MSR Valuation of any Unencumbered Mortgage Servicing Rights; (f) the difference, if any, of (x) the value of the mortgage servicing rights owned by Seller as set forth in the Seller’s most recent balance sheet as determined by the Seller as of such date in accordance with GAAP and (y) the MSR Valuation, (g) 100% of the Encumbered Mortgage Servicing Rights Equity, (h) 100% of corporate or servicing advances and (i) all intangible assets, including goodwill, patents, tradenames, trademarks, copyrights, franchises, any organizational expenses, deferred taxes and expenses, prepaid expenses, prepaid assets, receivables from shareholders, Affiliates or employees, and any other asset as shown as an intangible asset on the balance sheet of such Person on a consolidated basis as determined at a particular date in accordance with GAAP (other than any portion of such assets that has a corresponding offsetting current liability).

“Asset Value” means with respect to any Purchased Mortgage Loans as of any date of determination, an amount equal to the product of (a) the Purchase Price Percentage for the Purchased Mortgage Loan and (b) the lesser of (i) the Market Value of the Purchased Mortgage Loan or (ii) the unpaid principal balance of such Purchased Mortgage Loan. Without limiting the generality of the foregoing, Seller acknowledges that (a) in the event that a Purchased Mortgage Loan is not subject to a Take-out Commitment, Buyer may deem the Asset Value for such Mortgage Loan to be no greater than par and (b) the Asset Value of a Purchased Mortgage Loan may be reduced to zero by Buyer if any of the following events occur:

(i)             a breach of a representation, warranty or covenant made by Seller in the Agreement with respect to such Purchased Mortgage Loan has occurred and is continuing;

(ii)          such Purchased Mortgage Loan is a Non-Performing Mortgage Loan;

(iii)       such Purchased Mortgage Loan has been released from the possession of the Custodian under the Custodial Agreement (other than to a Take-out Investor pursuant to a Bailee Letter) for a period in excess of ten (10) calendar days;

(iv)      such Purchased Mortgage Loan has been released from the possession of the Custodian under the Custodial Agreement to a Take-out Investor pursuant to a Bailee Letter for a period in excess of thirty (30) calendar days;

(v)         such Purchased Mortgage Loan has been subject to a Transaction hereunder for a period of greater than the respective Aging Limit;

(vi)      such Purchased Mortgage Loan is an FHA 203(k) Loan for which the Buyer is requested to enter into a Transaction for a draw on such FHA 203(k) Loan other than an initial draw;

(vii)   such Purchased Mortgage Loan is a Wet-Ink Mortgage Loan for which the Mortgage File has not been delivered to the Custodian on or prior to the Wet-Ink Delivery Date;

(viii)       when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Purchased Mortgage Loans of any type of Mortgage Loan set forth below exceeds the applicable percentage listed opposite such type of Mortgage Loan as set forth below:

Type of Mortgage Loan	Percentage of the Maximum Aggregate Purchase Price (unless otherwise noted)
Conforming Mortgage Loans	100%
FHA Loans and VA Loans	100%
FHA 203(k) Loans	10%
Aged Loans	10%
Wet-Ink Mortgage Loans	30%
Conforming Tier 1 High LTV Loans	25% less the aggregate Purchase Price of any Conforming Tier 2 High LTV Loans
Conforming Tier 2 High LTV Loans	2.5%
VA High LTV Loans	2.5%

“Conforming High LTV Loan” means collectively the Conforming Tier 1 High LTV Loan and Conforming Tier 2 High LTV Loan.

“Maximum Aggregate Purchase Price” means ONE HUNDRED MILLION DOLLARS ($100,000,000).

SECTION 2.                            Financial Covenants.  Section 2 of the Existing Pricing Side Letter is hereby amended by deleting Sections 2.1 and 2.3 in their entirety and replacing them with the following:

2.1                               Adjusted Tangible Net Worth. Seller shall maintain an Adjusted Tangible Net Worth of at least $20,000,000.

2.3                               Maintenance of Liquidity.  The Seller shall ensure that at all times, it has cash (other than Restricted Cash) and Cash Equivalents in an amount not less than $7,500,000.

SECTION 3.                            Officer’s Certificate.  Exhibit A of the Existing Pricing Side Letter is hereby amended by deleting it in its entirety and replacing it with the attached Schedule 1.

SECTION 4.                            Conditions Precedent.  This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

4.1                               Delivered Documents.  On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a)                                 this Amendment, executed and delivered by the Guarantors and duly authorized officers of the Buyer and the Seller; and

(b)                                 such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 5.                            Representations and Warranties.  The Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Master Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Master Repurchase Agreement.

SECTION 6.                            Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Pricing Side Letter shall continue to be, and shall remain, in full force and effect in accordance with its terms and the execution of this Amendment by the Buyer.

SECTION 7.                            Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 8.                            Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 9.                            GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

SECTION 10.                     Reaffirmation of Guaranty.  The Guarantors hereby ratify and affirm all of the terms, covenants, conditions and obligations of the Guaranty and acknowledge and agree that the term “Obligations” as used in the Guaranty shall apply to all of the Obligations of Seller to Buyer under the Pricing Side Letter, as amended hereby.

IN WITNESS WHEREOF, the undersigned have caused this Pricing Side Letter to be duly executed as of the date first above written.

Credit Suisse First Boston Mortgage Capital LLC, as Buyer

By:	/s/ Adam Loskove
Name:	Adam Loskove
Title:	Vice President

Excel Mortgage Servicing, Inc., as Seller

By:	/s/ William Ashmore
Name:	William Ashmore
Title:	President

Impac Mortgage Holdings, Inc., as a Guarantor

By:	/s/ William Ashmore
Name:	William Ashmore
Title:	President

Integrated Real Estate Service Corp., as a Guarantor

By:	/s/ William Ashmore
Name:	William Ashmore
Title:	President

SCHEDULE 1

EXHIBIT A

OFFICER’S COMPLIANCE CERTIFICATE

I,                                       , do hereby certify that I am the [duly elected, qualified and authorized] [CFO/TREASURER/FINANCIAL OFFICER] of Excel Mortgage Servicing, Inc. (“Seller”), I,                                       , do hereby certify that I am the [duly elected, qualified and authorized] [CFO/TREASURER/FINANCIAL OFFICER] of Integrated Real Estate Service Corp. (“IRES” and a “Guarantor”) and I,                                       , do hereby certify that I am the [duly elected, qualified and authorized] [CFO/TREASURER/FINANCIAL OFFICER] of Impac Mortgage Holdings, Inc (“Impac”, a “Guarantor” and together with IRES, the “Guarantors”). This Certificate is delivered to you in connection with Section 17 of the Master Repurchase Agreement dated as of September 21, 2012, among Seller, Guarantors and Credit Suisse First Boston Mortgage Capital LLC (as amended from time to time, the “Agreement”), as the same may have been amended from time to time.  I hereby certify that, as of the date of the financial statements attached hereto and as of the date hereof, Seller and each Guarantor are and have been in compliance with all the terms of the Agreement and, without limiting the generality of the foregoing, I certify that:

Adjusted Tangible Net Worth.  Seller has maintained an Adjusted Tangible Net Worth of at least $20,000,000.  A detailed summary of the calculation of Seller’s actual Adjusted Tangible Net Worth is provided in Schedule 1 hereto.

Indebtedness to Adjusted Tangible Net Worth Ratio.  Seller’s ratio of Indebtedness (on and off balance sheet) to Adjusted Tangible Net Worth has not exceeded 12:1 for the calendar month ending [DATE].  A calculation of Seller’s actual Indebtedness to Adjusted Tangible Net Worth is provided in Schedule 1 hereto.

Maintenance of Profitability.  Seller has not permitted, for any Test Period, Net Income for such Test Period, before income taxes for such Test Period and distributions made during such Test Period, to be less than $1.00.

Maintenance of Liquidity.  The Seller has ensured that, at all times, it has had cash (other than Restricted Cash) and Cash Equivalents in an amount not less than $7,500,000.

Additional Warehouse Line.  The Seller has maintained at least one additional warehouse or repurchase facility in a combined amount at least equal to the Maximum Aggregate Purchase Price.

Insurance.  Seller, or its Affiliates, have maintained, for Seller and its Subsidiaries, insurance coverage with respect to employee dishonesty, forgery or alteration, theft, disappearance and destruction, robbery and safe burglary,

property (other than money and securities) and computer fraud or an aggregate amount of at least $                          .  The actual amount of such coverage is $                          .

Financial Statements.  The financial statements attached hereto are accurate and complete, accurately reflect the financial condition of Seller, and do not omit any material fact as of the date(s) thereof.

Documentation.  Seller has performed the documentation procedures required by its operational guidelines with respect to endorsements and assignments, including the recordation of assignments, or has verified that such documentation procedures have been performed by a prior holder of such Mortgage Loan.

Compliance.  Seller has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in the Agreement and the other Program Agreements to be observed, performed and satisfied by it.  [If a covenant or other agreement or condition has not been complied with, Seller shall describe such lack of compliance and provide the date of any related waiver thereof.]

Regulatory Action.  Seller is not currently under investigation or, to best of Seller’s knowledge, no investigation by any federal, state or local government agency is threatened.  Seller has not been the subject of any government investigation which has resulted in the voluntary or involuntary suspension of a license, a cease and desist order, or such other action as could adversely impact Seller’s business.  [If so, Seller shall describe the situation in reasonable detail and describe the action that Seller has taken or proposes to take in connection therewith.]

No Default.  No Default or Event of Default has occurred or is continuing.  [If any Default or Event of Default has occurred and is continuing, Seller shall describe the same in reasonable detail and describe the action Seller has taken or proposes to take with respect thereto, and if such Default or Event of Default has been expressly waived by Buyer in writing, Seller shall describe the Default or Event of Default and provide the date of the related waiver.]

Distributions.  On and after the date of the Agreement, Seller nor Guarantors have paid any dividends greater than Net Income in any given calendar year other than with respect to quarterly payments to the holders of trust preferred obligations of Impac paid by Impac.

Indebtedness.  All Indebtedness (other than Indebtedness evidenced by the Repurchase Agreement) of Seller existing on the date hereof is listed on Schedule 2 hereto.

Originations.  Attached hereto as Schedule 3 is a true and correct summary of all Mortgage Loans originated by Seller for the calendar month ending [DATE] and for the year to date ending [DATE].

DE Compare Ratio.  Seller’s DE Compare Ratio has not (i) on and after the date Seller’s DE Compare Ratio was at least 100%, increased by more than 25% or (ii) exceeded 150%, for the calendar month ending [DATE].

Hedging.  Attached hereto as Schedule 4 is a true and correct summary of all Interest Rate Protection Agreements entered into or maintained by Seller during the calendar month ending on [DATE].

Repurchases and Early Payment Default Requests.  Attached hereto as Schedule 5 is a true and correct summary of the portfolio performance including representation breaches, missing document breaches, repurchases due to fraud, early payment default requests, and Mortgage Loans subject to other warehouse lines in excess of 60 days summarized on the basis of (a) pending repurchase demands (including weighted average duration of outstanding request), (b) satisfied repurchase demands and (c) total repurchase demands.

Quality Control.  Attached hereto as Schedule 6 is a true and correct copy of the internal quality control maintained by Seller.

Secondary Market Sales.  Attached hereto as Schedule 7 is a true and correct summary of all the mortgage loans sold by Seller during the calendar month ending [DATE].

Geographic Production Breakdown.  Attached hereto as Schedule 8 is a true and correct summary of all the geographic locations of the Mortgage Loans originated by Seller during the calendar month ending [DATE].

MSR Valuation. A detailed summary of the market value analysis for Seller’s MSR Valuation as determined (i) internally for each monthly fiscal period and (ii) by a Third Party Evaluator for each quarterly fiscal period, as applicable, is provided in Schedule 9 hereto.

Litigation Summary.  Attached hereto as Schedule 10 is a true and correct summary of all actions, notices, proceedings and investigations pending with respect to which Seller has received service of process or other form of notice or, to the best of Seller’s knowledge, threatened against it, before any court, administrative or governmental agency or other regulatory body or tribunal as of the calendar month ending [DATE].

IN WITNESS WHEREOF, I have set my hand this            day of                 ,                 .

Excel Mortgage Servicing, Inc., as Seller

By:
Name:
Title:

Impac Mortgage Holdings, Inc., as a Guarantor

By:
Name:
Title:

Integrated Real Estate Service Corp., as a Guarantor

By:
Name:
Title:

SCHEDULE 1 TO OFFICER’S COMPLIANCE CERTIFICATE

CALCULATIONS OF FINANCIAL COVENANTS
As of the calendar month ended [DATE] or quarter ended [DATE]

I.	Adjusted Tangible Net Worth

1.	Net Worth (book)	$
Plus:
2.	Subordinated Debt (maturity > CSFB line maturity)	$

I.(a)	Total of items 1-2	$

Less:
3.	Restricted Cash	$
4.	25% of investment securities	$
5.	50% of all mortgage loans held for investment	$
6.	50% of real estate owned property	$
7.	25% of the MSR Valuation of any Unencumbered Mortgage Servicing Rights	$
8.	100% of the MSR Valuation of any Encumbered Mortgage Servicing Rights	$
9.	100% of the Encumbered Mortgage Servicing Rights Equity	$
10.	100% of corporate or servicing advances	$
11.	Goodwill	$
12.	Patents	$
13.	Tradenames	$
14.	Trademarks	$
15.	Copyrights	$
16.	Franchises	$
17.
18.
19.
20.
21.	Organizational expenses
Deferred taxes and expenses
Prepaid expenses
Prepaid assets
	Receivables from shareholders, Affiliates or employees	$
22.	Any other intangible assets	$
I.(b)	Total of items 3-22	$

I.(c)	Actual Adjusted Tangible Net Worth (a minus b)	$

	Adjusted Tangible Net Worth Covenant	$20,000,000
	Compliance?	Yes / No

II.	Leverage Ratio

	Total Debt divided by Adjusted Tangible Net Worth — Actual	xx.x
Total Indebtedness (on and off balance sheet) - Actual
[Please insert calculations]

	Leverage Covenant	12:1
	Compliance?	Yes / No

III.	Test Period Net Income - Actual

	Net Income/Loss	$
	Test Period Profitability	>= $1.00

	Compliance?	Yes/No

IV.	Liquidity
	Total cash (other than Restricted Cash)	$
	Total unrestricted Cash Equivalents	$
	Total	$
	Liquidity Covenant	$7,500,000
	Compliance?	Yes / No

SCHEDULE 2 TO OFFICER’S COMPLIANCE CERTIFICATE

INDEBTEDNESS as of

LENDER	TOTAL FACILITY SIZE	FACILITY TYPE (i.e. EFP, Repurchase, etc)	$ AMOUNT COMMITTED	OUTSTANDING INDEBTEDNESS	EXPIRATION DATE

SCHEDULE 3 TO OFFICER’S COMPLIANCE CERTIFICATE

OVERALL MORTGAGE LOAN ORIGINATIONS

MORTGAGE	RETAIL		WHOLESALE		CORRESPONDENT
LOAN TYPE	Units	Total $	Units	Total $	Units	Total $
Conforming Mortgage Loans (other than Conforming High LTV loans)
FHA Loans
VA Loans
FHA 203(k) Loans
Conforming High LTV Loans
Other (please specify)
Other (please specify)
Other (please specify)
Total

SCHEDULE 4 TO OFFICER’S COMPLIANCE CERTIFICATE

INTEREST RATE PROTECTION AGREEMENTS

SCHEDULE 5 TO OFFICER’S COMPLIANCE CERTIFICATE

REPURCHASES AND EARLY PAYMENT DEFAULT REQUESTS

Outstanding/Pending Repurchases & Indemnifications

Loan #	Repo or Indem	Investor	Notice Date	Origination Date	Breach/Defect	Original Loan Amount ($)	Estimated Loss Amount ($)

Satisfied/Resolved Repurchases

Loan #	Repo or Indem	Investor	Origination Date	Date Resolved	Original Loan Amount ($)	Amount Paid ($)

SCHEDULE 6 TO OFFICER’S COMPLIANCE CERTIFICATE

QUALITY CONTROL RESULTS

SCHEDULE 7 TO OFFICER’S COMPLIANCE CERTIFICATE

Secondary Market Sales

Investor Name	Aggregate original principal balance of mortgage loans sold in prior calendar month ($)	Percentage (measured by original principal balance) of mortgage loans sold in prior calendar month	Aggregate original principal balance of mortgage loans sold year-to-date ($)	Percentage (measured by original principal balance) of mortgage loans sold year-to-date

SCHEDULE 8 TO OFFICER’S COMPLIANCE CERTIFICATE

Geographic Production Breakdown

Current Month Geographic Concentration Top 10 States	Current Month Total $	Current Month % of Total

Totals

SCHEDULE 9 TO OFFICER’S COMPLIANCE CERTIFICATE

MSR Valuation

SCHEDULE 10 TO OFFICER’S COMPLIANCE CERTIFICATE

Litigation Summary

Case Caption	Filing Date	Court / Regulator	Case No.	Nature of Claims	Damages / Penalties Alleged	Plaintiff’s Counsel	Customer’s counsel	Status	Customer’s Reserve Amount